UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2017

Advanced Drainage Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36557	51-0105665
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4640 Trueman Boulevard, Hilliard, Ohio 43026	43026
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (614) 658-0050

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Mr. Chlapaty’s Employment Agreement

On February 8, 2017, Advanced Drainage Systems, Inc. (the “Company”) and Joseph A. Chlapaty, the Company’s Chairman of the Board, President and Chief Executive Officer, entered into a first amendment (the “Amendment”) to the Amended and Restated Executive Employment Agreement dated as of June 20, 2014 by and between the Company and Mr. Chlapaty (the “Executive Employment Agreement”). The Amendment amends Section 5(d) of the Executive Employment Agreement to eliminate Mr. Chlapaty’s right to use the Company’s aircraft, at the Company’s expense, for charitable uses and purposes, and in exchange therefor the Company’s Board of Directors (the “Board”) would increase Mr. Chlapaty’s base salary by an agreed upon amount. On February 8, 2017, the Board increased Mr. Chlapaty’s base salary commensurate with the elimination of this benefit, based upon the recommendation of the Board’s Compensation and Management Development Committee (the “Compensation Committee”).

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Amendment to 2008 Restricted Stock Plan

On February 8, 2017, based upon the recommendation of the Compensation Committee, the Board adopted a first amendment (the “Restricted Stock Plan Amendment”) to the Company’s 2008 Restricted Stock Plan. The Restricted Stock Plan Amendment eliminates references to the Company’s Amended and Restated Stockholders’ Agreement dated as of September 27, 2014, which Stockholders’ Agreement was terminated on July 30, 2014.

The foregoing description of the Restricted Stock Plan Amendment is qualified in its entirety by reference to the full text of the Restricted Stock Plan Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Alternative Forms of Equity-Based Award Agreements

On February 8, 2017, based upon the recommendation of the Compensation Committee, the Board adopted alternative forms of award agreements for use in connection with the Company’s 2008 Restricted Stock Plan (as amended by the Restricted Stock Plan Amendment, the “2008 Plan”) and the Company’s 2013 Stock Option Plan (the “2013 Plan”).

The alternative forms of award agreements for Mr. Chlapaty and the Company’s other employees under the 2008 Plan have a 3-year vesting period and modified tax withholding provisions, and no longer provide for accelerated vesting in the event of a public offering. The alternative form of award agreement for the Company’s employees under the 2013 Plan has a 3-year vesting period and modified tax withholding provisions.

The foregoing description of the alternative forms of award agreements is qualified in its entirety by reference to the full text of the alternative forms of award agreements, which are attached as Exhibits 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Non-Qualified Stock Option Grants and Restricted Stock Awards

On February 8, 2017, based upon the recommendation of the Compensation Committee, the Board approved the following equity grants to its named executive officers as referenced below.

Named Executive Officer and Title	Non-Qualified Stock Options	Shares of Restricted Stock
Joseph A. Chlapaty, Chairman, President and Chief Executive Officer	137,683	45,455
Scott A. Cottrill, Executive Vice President, Chief Financial Officer, Secretary and Treasurer	118,207	26,860
Thomas M. Fussner, Executive Vice President and Co-Chief Operating Officer	31,292	10,331
Ronald R. Vitarelli, Executive Vice President and Co-Chief Operating Officer	31,292	10,331
Robert M. Klein, Executive Vice President of Sales	23,469	7,748

Each of the foregoing awards was granted in accordance with the applicable form of award agreement described above, and will vest in accordance with such form of award agreement, provided that with respect to the awards granted to Mr. Cottrill described above, 12,397 shares of restricted stock and 74,398 stock options represent sign-on grants awarded in connection with the commencement of his employment with the Company, which sign-on grants have a 5-year vesting period from the date of employment and are otherwise consistent with the applicable form of award agreement. In addition to the foregoing, the Board approved additional awards of 159,702 shares of restricted stock and 172,134 stock options, which were granted to key employees under the 2008 Plan and 2013 Plan, respectively, as well as to non-employee directors as part of their awards pursuant to the Company’s Non-Employee Director Compensation Plan.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit No.	Description

10.1	First Amendment to Amended and Restated Executive Employment Agreement, by and between the Company and Joseph A. Chlapaty

10.2	First Amendment to the 2008 Restricted Stock Plan

10.3	Form of Restricted Stock Agreement (for Joseph A. Chlapaty) pursuant to 2008 Restricted Stock Plan

10.4	Form of Restricted Stock Agreement (other than for Joseph A. Chlapaty) pursuant to 2008 Restricted Stock Plan

10.5	Form of Non-Qualified Stock Option Agreement pursuant to 2013 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED DRAINAGE SYSTEMS, INC.

Date: February 10, 2017	By: /s/ Scott A. Cottrill
Name: Scott A. Cottrill
Title: EVP, CFO, Secretary & Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Executive Employment Agreement, by and between the Company and Joseph A. Chlapaty

10.2	First Amendment to the 2008 Restricted Stock Plan

10.3	Form of Restricted Stock Agreement (for Joseph A. Chlapaty) pursuant to 2008 Restricted Stock Plan

10.4	Form of Restricted Stock Agreement (other than for Joseph A. Chlapaty) pursuant to 2008 Restricted Stock Plan

10.5	Form of Non-Qualified Stock Option Agreement pursuant to 2013 Stock Option Plan